Exhibit 10.12

FIRST AMENDMENT TO

2020 NOTE PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to the 2020 Note Purchase Agreement is dated as of March 16, 2021 and amends that certain 2020 Note Purchase Agreement (the “Original Agreement”) dated December 16, 2020 by and among Samsara Vision, Inc., a Delaware corporation (the “Company”), and the Investors listed on Exhibit A thereto (herein individually an “Investor” and collectively, the “Investors”). Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Original Agreement, except where the context otherwise requires.

RECITALS

A.              The Company and the undersigned Investors are parties to the Original Agreement, and desire to amend the Original Agreement as set forth herein.

B.              The requisite Investors have agreed to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.            Size of Offering. Section 2.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“Subsequent Closing. Including the amount received by the Company from the Initial Closing, the Company may sell additional Notes for up to an aggregate principal amount of $13,000,000 at any time on or prior to 5PM PDT of December 31, 2021 (each such sale, a “Subsequent Closing”) subject to the terms and conditions of this Agreement. Any participant in a Subsequent Closing who has not already signed this Agreement will execute a counterpart of this Agreement and agree to be bound by the terms hereby and become a party hereto as an “Investor” hereunder. After each Subsequent Closing, Exhibit A will be updated by the Company without any further action on the part of the parties hereto to reflect the addition of any subsequent Investors and additional amounts invested pursuant to this Agreement. The Initial Closing and any Subsequent Closing are each referred to in this Agreement as a “Closing,” and the date of a particular Closing is referred to as the “Closing Date.””

2.            Confirmation of Original Agreement and Notes. Except as amended hereby, all of the terms of the Original Agreement and the Notes shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references to the Original Agreement shall be deemed to refer to the Original Agreement as amended hereby.

3.               Governing Law. This Amendment will be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

4.               Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of the requisite parties to amendment the Original Agreement.

5.               Entire Agreement. This Amendment, together with the Original Agreement and all exhibits thereto (including the Notes), constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to 2020 Note Purchase Agreement as of the date first written above.

COMPANY:

SAMSARA VISION, INC.
a Delaware corporation

By:	/s/ Tom Ruggia
Name:	Tom Ruggia
Title:	Chief Executive Officer

Address:	27 Route 202, Suites 8 & 9
PO Box 705
Far Hills, NJ 07931
Email:	truggia@samsaravision.com

IN WITNESS WHEREOF, the parties have executed this First Amendment to 2020 Note Purchase Agreement as of the date first written above.

INVESTOR:

VOT HOLDINGS LLC

By:	/s/ Steve DeNelsky
Name:	Steve DeNelsky
Title:	Managing Member

Address:

Email: